                                                                    EXHIBIT 23.5

                              ACCOUNTANTS' CONSENT

    The Board of Directors
    Global 2000 Communications, Inc.:

    We consent to the inclusion of our report dated January 31, 1999, with respect to the balance sheet of Global 2000 Communications, Inc. as of December 31, 1998 and the related statements of income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998 included herein and to the reference to our firm under the heading "Experts" included in the Registration Statement (Form SB-2) and related prospectus of BiznessOnline.com, Inc.

                                          /s/ KPMG LLP


Providence, Rhode Island
May 10, 1999